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                                 SCHEDULE 12(B)

                   TELEX COMMUNICATIONS, INC. AND SUBSIDIARIES
                    COMPUTATION OF EBITDA TO INTEREST EXPENSE
                                  (IN MILLIONS)

                                                                            NEW BASIS OF ACCOUNTING
                                                                ----------------------------------------------
                                                                                              PERIOD FROM
                                               NINE-MONTH             FISCAL YEAR             FEBRUARY 11,
                                              PERIOD ENDED              ENDED                   THROUGH
                                              DECEMBER 31,             MARCH 31,               MARCH 31,
                                                  1998                   1998                    1997
                                          --------------------  ----------------------  ----------------------
EBITDA................................          $ 32.4                 $ 26.2                  $ 3.1
Interest expense......................            27.3                   37.9                    5.0
Ratio of EBITDA to interest
expense...............................             1.2                    0.7                    0.6

                                                         PREDECESSOR BASIS OF ACCOUNTING
                                          ------------------------------------------------------------
                                               PERIOD FROM
                                              MARCH 1, 1996              FISCAL YEAR ENDED
                                                 THROUGH                  THE LAST DAY OF
                                               FEBRUARY 10,                   FEBRUARY
                                                  1997                 1996               1995
                                          --------------------- ------------------ -------------------
EBITDA................................         $ 19.6                $ 22.8             $ 24.3
Interest expense......................             --                   --                  --
Ratio of EBITDA to interest
expense...............................             --                   --                  --